Exhibit 10.7

FORM OF CONVERTIBLE NOTE

NEITHER THIS NOTE NOR THE SHARES OF SERIES A CONVERTIBLE PREFERRED STOCK OR COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW, AND SUCH SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR STATE LAW OR AN OPINION OF COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

U.S. $400,000	January __, 2008

GLOBAL PAYMENT TECHNOLOGIES, INC.

CONVERTIBLE NOTE

FOR VALUE RECEIVED, Global Payment Technologies, Inc., a Delaware corporation (the “Company”), hereby promises to pay to the order of Exfair Pty. Ltd., an Australian company, or its registered assigns (the “Holder”), the principal amount of Four Hundred Thousand Dollars (U.S. $400,000) on June ___, 2009 (the “Maturity Date”). This Note shall bear no interest. This Note is issued pursuant to that certain Securities Purchase Agreement (the “Agreement”), dated as of the date of this Note, by and between the Company, Global Payment Technologies Australia Pty. Ltd and Holder. All undefined capitalized terms used in this Note shall have the same meaning as provided in the Agreement.

Article 1.

Covenants of the Company

(a)        Amendment to Certificate of Incorporation. The Company shall submit for stockholder vote as early as possible, or at Holder’s discretion, at its next annual meeting of stockholders an amendment to the Certificate of Incorporation to establish a Series A Preferred Stock pursuant to the Certificate of Designation attached as an exhibit to the Securities Purchase Agreement. The Company shall (i) file a Proxy Statement with the Securities and Exchange Commission, promptly after the issuance of this Note, (ii) mail the proxy statement to stockholders within five (5) business days after the SEC has completed its review of the proxy statement, of, if the SEC does not review the information statement, within ten (10) business days after the proxy statement is filed with the SEC, and (iii) file the Certificate of Amendment and the Certificate of Designation with the Secretary of State of the State of Delaware promptly, but not later than three (3) business days the stockholders have approved the Certificate of Amendment.

(b)        Fundamental Transaction. The Company shall not enter into any agreement with respect to any Fundamental Transaction, as defined in the Agreement, or consummate any Fundamental Transaction without the approval of the Holder.

Article 2.

Events of Default; Acceleration

(a)        Events of Default Defined. The entire unpaid principal amount and any interest accrued thereafter, if any, of this Note shall forthwith become and, at Holder’s option, be due and payable if any one or more the following events (“Events of Default”) shall have occurred (for any reason whatsoever and whether such happening shall be voluntary or involuntary or be affected or come about by operation of law pursuant to or in compliance with any judgment, decree, or order of any court or any order, rule or regulation of any administrative or governmental body) and be continuing. An Event of Default shall occur:

(i)        if failure shall be made in the payment of the principal on the Note when and as the same shall become due and such failure shall continue for a period of five (5) business days after such payment is due; or

(ii)       if the Company shall violate or breach any of the representations, warranties and covenants contained in the Note or the Agreement and such violation or breach shall continue for thirty (30) days after written notice of such breach shall been received by the Company from the Holder; or

(iii)      if the Company or any Significant Subsidiary (which term shall mean any subsidiary of the Company which would be considered a significant subsidiary, as defined in Rule 1-02 of Regulation S-X of the SEC) (with the consent of either Prior Director) shall consent to the appointment of a receiver, trustee or liquidator of itself or of a substantial part of its property, or shall admit in writing its inability to pay its debts generally as they become due, or shall make a general assignment for the benefit of creditors, or shall file a voluntary petition in bankruptcy, or an answer seeking reorganization in a proceeding under any bankruptcy law (as now or hereafter in effect) or an answer admitting the material allegations of a petition filed against the Company or any Significant Subsidiary, in any such proceeding, or shall by voluntary petition, answer or consent, seek relief under the provisions of any other now existing or future bankruptcy or other similar law providing for the reorganization or winding up of corporations, or an arrangement, composition, extension or adjustment with its or their creditors, or shall, in a petition in bankruptcy filed against it or them be adjudicated a bankrupt, or the Company or any Significant Subsidiary or their directors or a majority of its stockholders shall vote to dissolve or liquidate the Company or any Significant Subsidiary other than a liquidation involving a transfer of assets from a Subsidiary to the Company or another Subsidiary; or

(iv)      if an involuntary petition shall be filed against the Company or any Significant Subsidiary seeking relief against the Company or any Significant Subsidiary under any now existing or future bankruptcy, insolvency or other similar law providing for the reorganization or winding up of corporations, or an arrangement, composition, extension or adjustment with its or their creditors, and such petition shall not be vacated or set aside within thirty (30) days from the filing thereof; or

(v)       if a court of competent jurisdiction shall enter an order, judgment or decree appointing, without consent of the Company or any Significant Subsidiary, a receiver, trustee or liquidator of the Company or any Significant Subsidiary, or of all or any substantial part of the property of the Company or any Significant Subsidiary, or approving a petition filed against the Company or any Significant Subsidiary seeking a reorganization or arrangement of the Company or any Significant Subsidiary under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof, or any substantial part of the property of the Company or any Significant Subsidiary shall be sequestered; and such order, judgment or decree shall not be vacated or set aside within thirty (30) days from the date of the entry thereof; and

(vi)      if, under the provisions of any law for the relief or aid of debtors, any court of competent jurisdiction shall assume custody or control of the Company or any Significant Subsidiary or of all or any substantial part of the property of the Company or any Significant Subsidiary and such custody or control shall not be terminated within thirty (30) days from the date of assumption of such custody or control.

(b)        Rights of Note Holder. Nothing in this Note shall be construed to modify, amend or limit in any way the right of the holder of this Note to bring an action against the Company.

(c)        Default Interest Rate. Upon an Event of Default, an interest rate of the lesser of 18% percent per annum or the maximum rate allowed by applicable law (“Default Interest Rate”), shall apply to the monetary amounts due hereunder until such all amounts due under this Note have been paid.

(d)        Acceleration. Notwithstanding that the Default Interest Rate shall accrue immediately upon an Event of Default; this Note shall be accelerated and become due and payable immediately only upon written notice from Holder to the Company.

Article 3.

Conversion

(a)	Automatic Conversion.

(i)         Series A Preferred Stock. Upon approval of amendment to the Certificate of Incorporation to establish a Series A Preferred Stock by stockholders of the Company, all outstanding amounts owed under this Note shall be automatically converted into shares of Series A Preferred Stock. The entire principal amount of this Note shall be automatically converted into shares of Series A Preferred Stock (the “Automatic Preferred Conversion Securities”) at $0.20 per share subject to adjustment as set forth in Article 3(f) (“Conversion Price”). Upon such conversion, this Note and the Company’s obligations under this Note shall terminate.

(ii)        Common Stock. At maturity, all amounts owed under this Note shall automatically be converted into shares of Common Stock (the “Automatic Common Conversion Securities”) at the Conversion Price, subject to adjustment as set forth in Article 3(f); provided that there is no Event of Default at such time. If there is an Event of Default, this Note shall convert into the Automatic Common Conversion Securities within 10 Business Days after such Event of Default has been cured. Upon such conversion, this Note and the Company’s obligations under this Note shall terminate.

(b)        Conversions at Option of Holder. This Note may be initially convertible, in whole at any time or in part from time to time, into shares of Common Stock at the Conversion Price at Holder’s sole discretion (the “Optional Conversion Securities”), subject to adjustment as set forth in Article 3(f). Holder shall effect conversions by providing the Company with the form of conversion notice attached hereto as Annex A (a “Notice of Conversion”) executed by the Holder, together with the delivery by the Holder to the Company of this Note, with this Note being duly endorsed in full for transfer to the Company or with an applicable stock power duly executed by the Holder in the manner and form as deemed reasonable by the transfer agent of the Common Stock; provided, however, that at the election of the Holder, the Holder may execute the Notice of Conversion and transmit the Notice of Conversion to the Company. Each Notice of Conversion shall specify the principal amount of this Note to be converted, the principal amount of this Note outstanding prior to the conversion at issue, the principal amount of this Note owned subsequent to the conversion at issue, and the date on which such conversion is to be effected, which date may not be prior to the date the Holder delivers such Notice of Conversion and the Note to the Company by overnight delivery service or by telecopier (the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the Trading

Day immediately following the date that such Notice of Conversion and applicable stock certificates are received by the Company.

(c)        Mechanics of Conversion. The following provision shall relate to the delivery of the shares of Common Stock issuable as part of the Automatic Preferred, Automatic Common, or Optional Conversion Securities and are all generically referred to as the “Conversion Shares.”

(i)         Delivery of Certificate Upon Conversion. Except as otherwise set forth herein, not later than three Trading Days after each Conversion Date (the “Share Delivery Date”), the Company shall deliver to the Holder a certificate or certificates which, after the Effective Date, shall be free of restrictive legends and trading restrictions (other than those required by the Agreement and the Securities Act) representing the number of shares of Common Stock being acquired upon the conversion of this Note. The Company shall, upon request of the Holder, deliver any certificate or certificates required to be delivered by the Company under this Section electronically through the Depository Trust Company or another established clearing Company performing similar functions if the Company’s transfer agent has the ability to deliver shares of Common Stock in such manner. If in the case of any Notice of Conversion such certificate or certificates are not delivered to or as directed by the applicable Holder by the third Trading Day after the Conversion Date, the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return this Note to the Holder.

(ii)        Obligation Absolute. The Company’s obligations to issue and deliver the Conversion Shares upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Conversion Shares.

(iii)       Reservation of Shares Issuable Upon Conversion. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of this Note and upon conversion of the Series A Preferred Stock issuable upon conversion of this Note each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders, not less than such number of shares of the Common Stock as shall be issuable upon the conversion of this Note including shares of Common Stock issuable upon conversion of the Series A Preferred Stock issuable upon conversion of this Note. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid and non-assessable.

(iv)       Transfer Taxes. The issuance of certificates for shares of the Common Stock and on conversion of this Note shall be made without charge to the Holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

(d)        Pro Rata Distributions. The Company shall not, at any time while this Note is outstanding, make any distribution to holders of Common Stock of evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security.

(e)        Fundamental Transaction. If, at any time while this Note is outstanding, (A) the Company effects any merger or consolidation of the Company with or into another Person, (B) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (C) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then upon any subsequent conversion of this Note, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion absent such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one share of Common Stock (the “Alternate Consideration”). To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall assume this Note.

(f)         Adjustments. The Conversion Price as provided for herein shall be subject to adjustment from time to time as hereinafter set forth:

(i)         Stock Dividends - Recapitalization, Reclassification, Split-Ups. If, prior to the date of the conversion of the Note into Convertible Securities hereunder, the number of outstanding shares of Common Stock is increased by a stock dividend on the Common Stock payable in shares of Common Stock or by a split-up, recapitalization or reclassification of shares of Common Stock or other similar event, then, on the effective date thereof, the Conversion Price will be adjusted so that the number of shares of Convertible Securities issuable upon the conversion of the Note shall be increased in proportion to such increase in outstanding shares of Common Stock.

(ii)        Aggregation of Shares. If prior to the date of the conversion of the Note into Convertible Securities hereunder, the number of outstanding shares of Common Stock is decreased by a consolidation, combination or reclassification of shares of Common Stock or other similar event (including a reverse split of Common Stock), then, upon the effective date thereof, the Conversion Price will be adjusted so that the number of Convertible Securities issuable upon the conversion of the Note shall be decreased in proportion to such decrease in outstanding shares.

(iii)       Subsequent Equity Sales. If, at any time while this Note is outstanding, the Company sells or grants any option to purchase or sells or grants any right to reprice its securities, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition) any Common Stock or options, warrants or convertible debt to acquire Common Stock (“Common Stock Equivalents”) entitling any Person to acquire shares of Common Stock at an effective price per share that is lower than the then applicable Conversion Price (such lower price, the “Base Conversion Price” and such issuances collectively, a “Dilutive Issuance”) (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is lower than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance), then the Conversion Price shall be reduced to the Base Conversion Price. Notwithstanding the foregoing, no adjustment will be made under this paragraph 3(f) in respect of an Exempt Issuance. The Company shall notify the Holder in writing, no later than the Business Day following the issuance of any Common Stock or Common Stock Equivalents subject to this paragraph, indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this paragraph, upon the occurrence of any Dilutive Issuance, the Holders are entitled to receive a number of Conversion Shares based upon the Base Conversion Price on or after the date of such Dilutive Issuance, regardless of whether a Holder accurately refers to the Base Conversion Price in the Notice of Conversion.

(iv)       Successive Changes. The provisions of this Article 3(f) shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers.

Article 4.

Miscellaneous

(a)        Transferability. This Note shall not be transferred except in a transaction exempt from registration pursuant to the Securities Act and applicable state securities law. The Company shall treat as the owner of this Note the person shown as the owner on its books and records.

(b)        Limited Right of Prepayment. The Company shall have no right to prepay this Note without the prior written consent of the Holder, which consent may be given or withheld by the Holder in its sole discretion. Any prepayment shall be accompanied by interest on this Note to the date of prepayment.

(c)        WAIVER OF ANY RIGHT OF COUNTERCLAIM. EXCEPT AS PROHIBITED BY LAW, THE COMPANY HEREBY WAIVES ANY RIGHT TO ASSERT ANY CLAIM IT MAY HAVE AGAINST THE HOLDER OF THIS NOTE BY WAY OF A COUNTERCLAIM (OTHER THAN A COMPULSORY COUNTERCLAIM) IN ANY ACTION ON THIS NOTE.

(d)        Notice to Company. Notice to the Company shall be given to the Company at its principal executive offices or to such other address or person as the Company may, from time to time, advise the holder of this Note, or to the holder of this Note at the address set forth on the Company’s records. Notice shall be given by hand delivery, certified or registered mail, return receipt requested, overnight courier service which provides evidence of delivery, or by telecopier if confirmation of receipt is given or of confirmation of transmission is sent as herein provided.

(e)        Governing Law. This Note shall be governed by the laws of the State of California applicable to agreements executed and to be performed wholly within such state. The Company hereby consent to the exclusive jurisdiction of state and federal courts located in the County of Los Angeles in any action relating to or arising out of this Note, (ii) agrees that any process in any such action may be served upon it either (x) by certified or registered mail, return receipt requested, or by an overnight courier service which obtains evidence of delivery, with the same full force and effect as if personally served upon it in Los Angeles, California or (y) any other manner permitted by law, and (iii) waives any claim that the jurisdiction of any such tribunal is not a convenient forum for any such action and any defense of lack of in personam jurisdiction with respect thereto.

(f)         Expenses. In the event that the Holder commences a legal proceeding in order to enforce its rights under this Note, the Company shall pay all reasonable legal fees and expenses incurred by the holder with respect thereto.

IN WITNESS WHEREOF, the Company has executed this Note as of the date and year first aforesaid.

GLOBAL PAYMENT TECHNOLOGIES, INC.

By:________________________
Name: William McMahon
Title: Chief Executive Officer

NOTICE OF CONVERSION

[To be Signed Only Upon Conversion

of Part or All of Notes]

Global Payment Technologies, Inc.

The undersigned, the holder of the foregoing Note, hereby surrenders such Note for conversion into shares of Common Stock of Global Payment Technologies, Inc. to the extent of $       * unpaid principal amount of due on such Note, and requests that the certificates for such shares be issued in the name of  __________________________________, and delivered to ________________________________, whose address is _____________________________________________________.

Dated: ______________________

________________________
(Signature)

(Signature must conform in all respects to name of holder as specified on the face of the Note.)

*              Insert here the unpaid principal amount of the Note (or, in the case of a partial conversion, the portion thereof as to which the Note is being converted). In the case of a partial conversion, a new Note will be issued and delivered, representing the unconverted portion of the unpaid principal amount of this Note, to or upon the order of the holder surrendering such Note.